EXHIBIT 99

[ LOGO]ON

Everett Tackett, APR	Scott Sullinger
Public Relations	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-4534	(602) 244-3437
everett.tackett@onsemi.com	scott.sullinger@onsemi.com

ON Semiconductor Reports Second Quarter 2003 Results

Revenue in line with preannouncement; company takes $35 million restructuring and other charges

PHOENIX, Ariz. – July 30, 2003 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the second quarter of 2003 were $256 million, a decline of 5 percent from the previous quarter. As a result of cost-cutting measures, the company’s gross margin increased by 100 basis points to 28.6 percent from 27.6 percent in the first quarter of 2003. During the second quarter of 2003, the company reported a net loss of $58 million, or $0.34 per share that included $35 million, or $0.20 per share of restructuring and other charges. The company reported a revised net loss of $51 million, or $0.30 per share for the first quarter of 2003 that included a $22 million, or $0.12 per share charge relating to a change, made in the second quarter but effective as of Jan. 1, 2003, in the company’s method of accounting for actuarial gains and losses relating to its defined benefit pension obligations. The company provides additional details on this change in the “Accounting Changes” section of this release. The net loss for the first quarter of 2003 also included a $3.5 million, or $0.02 per share loss on debt prepayment.

The decline in second quarter revenues was primarily the result of weakness in the automotive and wireless sectors coupled with higher than expected price declines in all markets. On a mix adjusted basis, average selling prices in the second quarter of 2003 were down approximately 4 percent from the first quarter of 2003.

The restructuring and other charges of $35 million in the second quarter of 2003 included a $21 million non-cash impairment of developed technology from the 2000 acquisition of Cherry Semiconductor, $11 million of other non-cash asset impairments, and a $3 million cash charge for employee separation, contract and lease termination costs.

EBITDA for the second quarter of 2003 was $20 million and included $35 million of restructuring and other charges. Revised EBITDA for the first quarter of 2003 was $26 million and included the $22 million charge relating to a change in the company’s method of accounting as well as the $3.5

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million loss on debt prepayment. A reconciliation of this non-GAAP financial measure to the company’s net loss and net cash provided by operating activities prepared in accordance with U.S. GAAP is set out in the attached schedule.

“Our cost-reduction efforts enabled us to improve our gross margin and to offset the weakness in some of our end-markets,” said Keith Jackson, ON Semiconductor president and CEO. “We have greatly improved our efficiencies through these efforts and we are working to increase our intellectual property and strengthen our new product portfolio as part of our efforts to drive higher margins and increase revenues.”

ACCOUNTING CHANGES

In the second quarter of 2003, the company changed its method of accounting for actuarial gains and losses relating to its defined benefit pension obligations. Historically, the company amortized a portion of its actuarial gains or losses to expense over future periods. Effective Jan. 1, 2003, the company will no longer defer actuarial gains or losses, but will recognize such gains or losses during the fourth quarter of each year, the period when the company prepares its annual pension plan actuarial valuations. The cumulative effect of this accounting change required a $22 million or $0.12 per share charge in the company’s revised first-quarter results.

In the second quarter of 2003, the company began consolidating the financial results of its majority-owned investment in Leshan Phoenix Semiconductor following recent guidance from the Financial Accounting Standards Board. In the past, the company had accounted for this investment under the equity method. Consolidation of the company’s investment, required because its economic interest in Leshan is proportionately greater than its actual ownership interest, did not impact the company’s previously reported operating results or stockholders’ deficit. Previously reported financial information will be revised for comparative purposes. As a result of the Leshan consolidation, the company’s second quarter revenues increased by approximately $2 million while EBITDA increased by approximately $5 million.

THIRD QUARTER AND 2003 OUTLOOK

“Based upon booking trends, backlog levels and estimated turns levels, we anticipate that total revenues will be roughly flat in the third quarter,” Jackson said. “We expect that our gross margins will increase slightly as a result of our ongoing cost-reduction measures. We have driven costs down faster than expected and reduced our break-even level, but we need price stability and stronger end-market growth to achieve profitability. While price declines have moderated, we do not currently expect sufficient end-market growth to enable the company to achieve positive earnings per share in the fourth quarter of 2003.”

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TELECONFERENCE

ON Semiconductor will hold a conference call for the financial community at 5 p.m. Eastern time (EDT) today to discuss the second quarter results. The company will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast will be available for 30 days following the conference call.

About ON Semiconductor

ON Semiconductor (NASDAQ: ONNN) offers an extensive portfolio of power and data management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s web site at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to third quarter 2003 revenues, fourth quarter 2003 earnings per share, gross margins, bookings trends, backlog levels, estimated turns levels, break-even level, increased market demand, stabilization in pricing and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, our transfer to the NASDAQ SmallCap Market (including impairment of the marketability and liquidity of our common stock, the impairment of our ability to raise capital and other risks associated with trading on the SmallCap), risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2002 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Six Months Ended
	July 4, 2003	April 4, 2003 (1) (2)	June 28, 2002 (1)	July 4, 2003	June 28, 2002 (1)
Total revenues	$256.2	$269.5	$280.6	$525.7	$551.6
Cost of sales	182.8	195.1	198.5	377.9	407.6

Gross profit	73.4	74.4	82.1	147.8	144.0

Operating expenses:
Research and development	17.0	17.7	16.2	34.7	33.5
Selling and marketing	15.6	16.1	15.2	31.7	29.8
General and administrative	21.1	21.3	26.7	42.4	55.9
Amortization of intangibles	2.9	3.0	3.0	5.9	6.0
Restructuring and other	34.6	—	3.1	34.6	10.2

Total operating expenses	91.2	58.1	64.2	149.3	135.4

Operating income (loss)	(17.8)	16.3	17.9	(1.5)	8.6

Other income (expenses), net:
Interest expense	(38.5)	(38.4)	(37.6)	(76.9)	(73.6)
Loss on debt prepayment	—	(3.5)	(6.5)	(3.5)	(6.5)

Other income (expenses), net	(38.5)	(41.9)	(44.1)	(80.4)	(80.1)

Loss before income taxes, minority interests and cumulative effect of accounting change	(56.3)	(25.6)	(26.2)	(81.9)	(71.5)
Provision for income taxes	(2.3)	(2.2)	(4.0)	(4.5)	(8.1)
Minority interests	1.1	(1.2)	(1.6)	(0.1)	(2.2)

Net loss before cumulative effect of accounting change	(57.5)	(29.0)	(31.8)	(86.5)	(81.8)
Cumulative effect of accounting change	—	(21.5)	—	(21.5)	—

Net loss	(57.5)	(50.5)	(31.8)	(108.0)	(81.8)
Less: Redeemable preferred stock dividends	(2.2)	(2.2)	(2.1)	(4.4)	(4.2)

Net loss applicable to common stock	$(59.7)	$(52.7)	$(33.9)	$(112.4)	$(86.0)

Basic:(3)
Net loss applicable to common stock before cumulative effect of accounting change	$(0.34)	$(0.18)	$(0.19)	$(0.51)	$(0.49)
Cumulative effect of accounting change	—	(0.12)	—	(0.12)	—

Net loss applicable to common stock	$(0.34)	$(0.30)	$(0.19)	$(0.64)	$(0.49)

Diluted:(3)
Net loss applicable to common stock before cumulative effect of accounting change	$(0.34)	$(0.18)	$(0.19)	$(0.51)	$(0.49)
Cumulative effect of accounting change	—	(0.12)	—	(0.12)	—

Net loss applicable to common stock	$(0.34)	$(0.30)	$(0.19)	$(0.64)	$(0.49)

Weighted average common shares outstanding:
Basic	176.8	176.4	175.5	176.6	175.2

Diluted	176.8	176.4	175.5	176.6	175.2

(1)	Amounts have been revised from those previously reported to reflect the consolidation of our majority-owned investment in Leshan Phoenix Semiconductor and the reclassification of loss on debt prepayment from extraordinary loss to other income (expense). Both changes are based on recent guidance from the Financial Accounting Standards Board.
(2)	Amounts have been revised to reflect the cumulative effect of the accounting change relating to actuarial gains and losses associated with our defined benefit pension obligations.
(3)	Certain amounts may not total due to rounding of individual components.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions)

	July 4, 2003	April 4, 2003 (1) (2)	December 31, 2002 (1)
	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$181.2	$190.0	$190.4
Receivables, net	130.1	129.7	115.4
Inventories, net	175.6	170.5	163.5
Other current assets	32.8	30.4	39.4
Deferred income taxes	7.4	7.6	6.4

Total current assets	527.1	528.2	515.1
Property, plant and equipment, net	532.7	558.4	585.3
Goodwill	77.3	77.3	77.3
Intangible assets, net	—	23.7	26.7
Other assets	40.2	41.4	39.0

Total assets	$1,177.3	$1,229.0	$1,243.4

Liabilities, Minority Interests, Redeemable Preferred Stock and Stockholders’ Deficit
Accounts payable	$113.0	$107.7	$74.1
Accrued expenses	83.7	85.2	100.6
Income taxes payable	16.8	14.8	11.0
Accrued interest	27.9	22.8	43.6
Deferred income on sales to distributors	64.3	68.2	70.8
Current portion of long-term debt	24.9	24.0	19.8

Total current liabilities	330.6	322.7	319.9
Long-term debt	1,416.7	1,413.4	1,403.4
Other long-term liabilities	40.1	44.5	42.9
Deferred income taxes	0.7	0.9	2.2

Total liabilities	1,788.1	1,781.5	1,768.4

Minority interests in consolidated subsidiaries	25.4	28.0	27.0

Redeemable preferred stock	114.5	112.3	110.1

Common stock	1.8	1.8	1.8
Additional paid-in capital	733.8	735.5	737.4
Accumulated other comprehensive income	(11.3)	(12.6)	(34.3)
Accumulated deficit	(1,475.0)	(1,417.5)	(1,367.0)

Total stockholders’ deficit	(750.7)	(692.8)	(662.1)

Total liabilities, minority interests, redeemable preferred stock and stockholders’ deficit	$1, 177.3	$1,229.0	$1,243.4

(1)	Amounts have been revised from those previously reported to reflect the consolidation of our majority-owned investment in Leshan Phoenix Semicondutor based on recent guidance from the Financial Accounting Standards Board.
(2)	Amounts have been revised to reflect the cumulative effect of the accounting change relating to actuarial gains and losses associated with our defined benefit pension obligations.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Six Months Ended
	July 4, 2003	April 4, 2003 (1) (2)	June 28, 2002 (1)	July 4, 2003	June 28, 2002 (1)
Net loss	$(57.5)	$(50.5)	$(31.8)	$(108.0)	$(81.8)
Plus:
Depreciation and amortization	36.6	36.0	36.7	72.6	74.1
Interest expense, net of interest income	38.5	38.4	37.6	76.9	73.6
Provision for income taxes	2.3	2.2	4.0	4.5	8.1

EBITDA (3)	19.9	26.1	46.5	46.0	74.0
Increase (decrease):
Interest expense, net of interest income	(38.5)	(38.4)	(37.6)	(76.9)	(73.6)
Provision for income taxes	(2.3)	(2.2)	(4.0)	(4.5)	(8.1)
Loss on debt prepayment	—	3.5	6.5	3.5	6.5
Amortization of debt issuance costs and debt discount	2.4	2.2	2.0	4.6	3.6
Provision for excess inventories	2.3	4.0	4.0	6.3	14.7
Non-cash impairment write-down of property, plant and equipment	10.5	—	8.4	10.5	8.4
Non-cash interest on junior subordinated note payable to Motorola	3.2	3.3	2.9	6.5	5.6
Non-cash impairment write-down of other long-lived assets	21.3	—	—	21.3	—
Deferred income taxes	—	(2.5)	3.9	(2.5)	4.6
Stock compensation expense	—	0.1	1.0	0.1	1.3
Other	0.8	1.9	2.4	2.7	3.0
Changes in operating assets and liabilities	(7.5)	6.6	(4.7)	(0.9)	(27.5)

Net cash provided by operating activities	$12.1	$4.6	$31.3	$16.7	$12.5

(1)	Amounts have been revised from those previously reported to reflect the consolidation of our majority-owned investment in Leshan Phoenix Semiconductor based on recent guidance from the Financial Accounting Standards Board.
(2)	Amounts have been revised to reflect the cumulative effect of the accounting change relating to actuarial gains and losses associated with our defined benefit pension obligations.
(3)	EBITDA represents net income (loss) before interest expense, provision for income taxes and depreciation and amortization expense. While EBITDA is not intended to represent net cash provided by operating activities as defined by generally accepted accounting principles and should not be considered as an indicator of operating performance or an alternative to cash flow as a measure of liquidity, it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. The table above sets forth our EBITDA with a reconciliation to net cash provided by operating activities, the most directly comparable financial measure under generally accepted accounting principles.